EXHIBIT 7
                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment Number 5 to the Guardian Separate Account K registration statement on Form S-6 (the "Registration Statement") of our report dated February 20, 2000, relating to the financial statements of The Guardian Separate Account K and our report dated February 14, 2000, relating to the consolidated financial statements of The Guardian Insurance & Annuity Company, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Financial and Actuarial Experts" in such Registration Statement.



                 /s/ PricewaterhouseCoopers LLP
                 -------------------------------
                   PRICEWATERHOUSECOOPERS LLP


New York, New York
April 20, 2000